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                                                                    Exhibit 10.9

                                INDUSTRIAL LEASE
                                 -NET-NET-NET-

1. PARTIES. This Lease, dated, for reference purposes only, June 26, 1992, is made by and between Joint Land Development Company Number Two (herein called "Landlord") and TeleSensory Corporation (herein called "Tenant").

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Mountain View, County of Santa Clara, State of California, commonly known as 455 North Bernardo Avenue, + or - 48,411 square feet, referred to as Existing Space, and 465 North Bernardo, + or - 19,789 square feet, referred to as Expansion Space. Said real property, including the land and all improvements thereon, is herein called "the Premises".

3.   Term
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     3.1    TERM.  The term of this Lease shall be as specified in Lease
            Addendum 1.

     3.2 EARLY POSSESSION. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease. Said early possession shall not advance the termination date of this Lease.

     3.3 DELIVERY OF POSSESSION. Tenant shall be deemed to have taken possession of the Premises when this Lease is executed.

4.   Rent
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     4.1    Tenant shall pay to Landlord as rent for the Premises equal monthly installments as specified in Lease Addendum 1. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. No common area expenses under Section 11 and 17, taxes, or other amounts specified in this agreement shall be due on the Expansion space for any period prior to the commencement of Tenant's, rent obligations for the Expansion Space under Addendum 1.

     4.2 ADDITIONAL CHARGES. This Lease is what is commonly called a "net lease", it being understood that Landlord shall receive the rent set forth in Article 4.1 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises except as otherwise expressly provided in this Lease or Addenda hereto. In addition to the rent reserved by Article 4.1, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof except as otherwise expressly provided in this Lease or Addenda hereto. All of such charges, costs and expenses shall constitute additional charges, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. It Is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Tenant and that the Tenant shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

5.   SECURITY DEPOSIT.  Tenant shall deposit with Landlord upon execution hereof
     the sum of   None ($0.00)   Dollars as security for Tenant's faithful
     performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due
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     hereunder, or otherwise defaults with respect to any provision of this
     Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer hereby. If Landlord so uses or applies all or any portion


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     of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a breach of this Lease, and Landlord may at his option terminate this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within fifteen (15) days after the expiration of the term hereof, or after Tenant has vacated the Premises, whichever is later.

6.   USE

     6.1 USE. The Premises shall be used and occupied only for electronic products manufacturing and repair, electronics engineering laboratory, manufacturing operations office and general business.

     6.2 COMPLIANCE WITH LAW. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements, including zoning, in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one tenant of the building containing the Premises, which shall tend to unreasonably disturb such other tenants. This paragraph 6.2 shall not, however, apply to any statute, rule, regulation, order, or requirement relating to hazardous materials and environmental matters, all of which are otherwise expressly provided for in this Lease.

     6.3 CONDITION OF PREMISES. Tenant hereby accepts the Promises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and subject to its right to make improvements as specified in this Lease, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Tenant's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business.

     6.4    INSURANCE CANCELLATION.  Notwithstanding the provisions of Article
            6.1 hereinabove, no use shall be made or permitted to be made of the Premises nor acts done which will cause the cancellation of any insurance policy covering said Promises or any building of which the Premises way be a part, and if Tenant's use of the Premises causes an increase in said insurance rates Tenant shall pay any such increase.

     6.5 LANDLORD'S RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate provided such rules and regulations do not unreasonably adversely affect Tenant's use. Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1 TENANT'S OBLIGATIONS. Except as otherwise provided for in this Lease or Addenda hereto, Tenant shall, during the term of this Lease, keep in good order, condition and repair, the Premises and every part thereof, within the Premises. Landlord shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Premises except as herein provided, and Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.
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     7.2    SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Promises occasioned by its use thereof, or by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to Article


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            7.4(c), which repair shall include the patching and filling of holes and repair of structural damage.

     7.3 LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this Article 7, Landlord may at its option (but shall not be required to) enter upon the Premises, after ten (10) days prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of fifteen (15%) percent per annum shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

     7.4    ALTERATIONS AND ADDITIONS. [See also Addendum #1]

            (a) Tenant shall not, without Landlord's prior written consent not unreasonably withheld, make any alterations, improvements, or additions, in, on or about the Premises, subject to 7.4 (b), except for non-structural alterations not exceeding $10,000 in cost, with respect to any one alteration or addition and further except to the extent covered by the improvement allowance set forth in paragraph 18. As a condition to giving such consent, Landlord may require that Tenant remove, any such alterations, improvements, additions or utility installations at the expiration of the term, and to restore the Premises to their prior condition. Landlord's consent as contained herein is conditional upon Tenant obtaining all necessary permits and compliance therewith and Tenant's right to make any alteration or additions is subject to Tenant not being in default under any terms and provisions of the Lease.

            (b) Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof, and shall submit plans and/or detailed description of the work to be performed. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens, materialmens' liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' or materialmens' liens to be levied against the Promises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character -performed or claimed to have been performed on the Premises by or at the direction of Tenant.

            (c) Unless Landlord requires their removal, as set forth in Article 7.4(a), all alterations, improvements or additions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this
                 Article 7.4(c), Tenant's machinery, equipment and other trade fixtures other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, unless Tenant repairs such damage at Tenant's expense, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Article 7.2.

8.   INSURANCE; INDEMNITY.

     8.1 INSURING PARTY. As used in this Article 8, the term "insuring party" shall mean the party who has the obligation to obtain the insurance required hereunder. The insuring party in this case shall be designated in Article 26. Whether the insuring party is the Landlord or the Tenant, Tenant shall, as additional rent for the Premises, pay the cost of all insurance required hereunder. If Landlord is the insuring party Tenant shall, within ten (10) days following demand by Landlord, reimburse Landlord for the cost of the insurances so obtained.

     8.2 LIABILITY INSURANCE. The Tenant shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the
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            ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $500,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $1,000,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $100,000. The limits of said


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            insurance shall not, however, limit the liability of Tenant hereunder. In the event that the Premises constitute a part of a larger property said insurance shall have a Landlord's Protective Liability endorsement attached thereto. If the Tenant shall fail to procure and maintain said insurance the Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

     8.3 PROPERTY INSURANCE. The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment for loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. Tenant will not be obligated to Landlord for the cost of earthquake insurance premiums.

     8.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies rated A+ AAA or better in "Best's Insurance Guide". The insuring party shall deliver prior to possession to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancellable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Landlord. If Tenant is the insuring party, Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Article 8.3. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission, or operation of Tenant causing such increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

     8.5 WAIVER OF SUBROGATION. Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is of the type required to be insured against by this Lease or is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.6 HOLD HARMLESS. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend and hold harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provision of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any actions or proceeding brought thereon. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of negligence of Landlord.

      8.7 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises; nor, unless through its negligence, shall Landlord be liable for injury to the person of Tenant. Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain,
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            or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures,


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            or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9.   DAMAGE OR DESTRUCTION.

     9.1    SEE ADDENDUM #1.

     9.2 DAMAGE NEAR END OF TERM. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of the election to do so within ten (10) days after the date of occurrence of such damage.

     9.3 PRORATIONS. Upon termination of this Lease pursuant to this Article 9, a pro rata adjustment of rent based upon a thirty (30) day month shall be made. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

     9.4 WAIVER. Landlord and Tenant waive the provisions of any statutes which relate to the termination of lease when leased property is destroyed or damaged and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES. [See also Addendum #1]

     10.1 PAYMENT OF TAXES. Tenant shall pay all real property taxes applicable to the Premises during the term of this Lease.

     10.2 DEFINITION OF "REAL PROPERTY" TAXES. As used herein, the term "real property" taxes shall include any form of assessment, license fee, rent tax, levy, penalty, or tax (other than inheritance, income, franchise, or estate taxes), including all future taxes and assessments, imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord based on square footage of the Premises as a percentage of total building square footage within the Middlefield Bernardo Park.

     10.4   PERSONAL PROPERTY TAXES.

            (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

            (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.  COMMON AREAS.

     WHEN, IN FACT, THERE ARE COMMON AREAS, THE FOLLOWING SHALL APPLY:
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     11.1   DEFINITIONS.  The phrase "Common Areas" means all areas and facilities outside the Premises that are provided and designated for general use and convenience of Tenant and other


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            tenants and their respective officers, agents, and employees, customers, and invitees. Common Areas include (but are not limited to) pedestrian sidewalks, landscaped areas, roadways, parking areas and railroad tracks, if any. Landlord reserves the right from time to time to make changes in the shape, size, location, number, and extent of the land and improvements constituting the Common Areas. Landlord may designate from time to time additional parcels of land for use as a part thereof; and any additional land so designated by Landlord for such use shall be included until such designation is revoked by Landlord.

     11.2 MAINTENANCE. During the term of this Lease, Landlord shall operate, manage and maintain the Common Areas so that they are clean and free from accumulations of debris, filth, rubbish, and garbage. The manner in which such Common Areas shall be so maintained, and the expenditures for such maintenance, shall be at the sole discretion of Landlord, and the use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein, or to close temporarily all or any portion of such Common Areas for such purposes.

     11.3 TENANT'S RIGHTS AND OBLIGATIONS. Landlord hereby grants to Tenant, during the term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers, and invitees, in common with the other entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers, and privileges herein reserved to Landlord. Storage, either permanent or temporary, of any materials, supplies or equipment in the Common Area is strictly prohibited. Should Tenant violate this provision of the Lease, then in such event, Landlord may remove said materials, supplies or equipment from the Common Area and place such items in storage, the cost thereof to be reimbursed by Tenant within ten (10) days from receipt of a statement submitted by Landlord. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Failure of Tenant to pay these charges within ten (10) days from receipt of statement shall constitute a breach of this Lease. Subject to Paragraph 19, Tenant and its officers, agents, employees, customers and invitees shall park their motor vehicles only in areas designated by Landlord for that purpose from time to time. Within five (5) days after request from Landlord, Tenant shall furnish to Landlord a list of the license numbers assigned to its motor vehicles, and those of its officers, agents and employees. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the pedestrian sidewalks, roadways, and loading areas, or in any portion of the parking areas not designated by Landlord for such use by Tenant. Tenant agrees that receiving and shipping of goods and merchandise and aft removal of refuse shall be made only by way of the loading ares constituting part of the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Common Areas, occasioned by its lack of ordinary care.

     11.4 CONSTRUCTION. Landlord, while engaged in constructing improvements or making repairs or alterations in or about the Premises or in their vicinity, shall have the right to make reasonable use of the Common Areas.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. See Addendum #1.

13.  ASSIGNMENT AND SUBLETTING.

     13.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance, or
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            subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation, or liquidation, or by any subsequent change in the ownership of thirty (30%) percent or more of the capital stock of Tenant shall be deemed a prohibited assignment within the meaning of this Article 13, unless the resultant entity with responsibility for this Lease shall have net worth in excess of $1,000,000 and further


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            provided that no transfer of a greater percentage of such stock in conjunction with an Employee Stock Ownership Plan or Incentive Plan shall constitute such an assignment.

     13.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

14.  DEFAULTS: REMEDIES.

     14.l DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

            (a) The vacating or abandonment of the Premises by Tenant for 60 days during any 90 day period.

            (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

            (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           (d) (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days;
                 (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

            (e) If any other representation contained herein or in any other document delivered to Landlord by Tenant is false.

     14.2 REMEDIES IN DEFAULT. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

            (a) Terminate Tenant's right to possession of the Premise's by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of be term after be the of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%), and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises


                              (PAGE 7 NET-NET-NET)
                 and recovering from Tenant the amount specified in this Article 14.2(a), or (ii) proceeding under Article 14.2(b).

            (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

            (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

     14.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord does not cure such default, Tenant may cure the default and bill Landlord the reasonable costs of cure, plus interest thereon at 15% from the date Tenant incurred the debt until reimbursed by Landlord.

     14.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

15. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Premises, or more than twenty-five percent (25%) of the common area or parking of the Premises is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.

     If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rental shall be reduced in proportion to the floor area of the buildings taken within the Premises as bears to the total floor area of all buildings located on the Premises. In the event this Lease is not so terminated then Landlord agrees, at Landlord's sole cost, to as soon as reasonably possible restore the Premises to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's removable trade fixtures and removable personal property, and the bonus value attributable to the leasehold.

16.  GENERAL PROVISIONS.

     16.1   OFFSET STATEMENT.

            (a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i)



                              (PAGE 8 NET-NET-NET)
                 certifying that this Lease in unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, in any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

            (b) If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years financial statements of Tenant. All such financial statements shall be received by such lender in confidence and shall be used only for the purposes herein set forth.

     16.2 LANDLORD'S INTERESTS. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be delivered to the grantee.

     16.3 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

     16.4 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord or Tenant not paid when due shall bear interest at fifteen percent (15%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Landlord or Tenant under this Lease.

     16.5   TIME OF ESSENCE. Time is of the essence.

     16.6   CAPTIONS.  Article and paragraph captions are not a part hereof.

     16.7 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease, Lease Addendum 1, Lease Addendum 2, and the letter of William E Jarvis to Tenant regarding payment of T/I allowance under Paragraph 18, Contain all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective.' This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     16.8 WAIVERS No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's or Tenant's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's consent to or approval of any subsequent act by Landlord or Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     16.9 RECORDING. Tenant shall not record this Lease. Any such recordation shall be a breach under this Lease.

     16.10 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

     16.11 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.



                              (PAGE 9 NET-NET-NET)

     16.12 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant and/or Landlord shall be deemed both a covenant and a condition.

     16.13 BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article 16.2, this Lease shall bind the parties, their personal representatives, successors and assigns. Ibis Lease, shall be governed by the laws of the state where the Premises are located.

     16.14  SUBORDINATION.

            (a) This Lease, at a lender's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

            (b) Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

     16.15 ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

     16.16 LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Promises at reasonable times and with reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements or additions to the Promises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Sale or Lease" signs, all without rebate of rent or liability to Tenant.

     16.17 AUCTIONS. Tenant shall not place any auction sign upon the Promises or conduct any auction thereon without Landlord's prior written consent.

     16.18 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     16.19 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     16.20 LANDLORD'S LIABILITY. The liability of the Landlord pursuant to this Lease shall be limited to the interest of the Landlord in the Premises which Landlord represents to have a net worth (being the excess of be FMV of the

            Premises over the amount of all indebtedness encumbering the Premises) at the execution of this Lease of not less than ten million dollars ($10,000,000); and Tenant, its successors and assigns hereby waive all rights to proceed against any of the officers, shareholders or directors of the Landlord, except to the extent of their interest in the Premises. The term "Landlord", as used in this Article, shall mean only the owner or owners at the time in question of the fee title or its interest in a ground



                             (PAGE 10 NET-NET-NET)
            lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

17. COMMON AREAS. The obligations and duties of the Landlord with respect to common areas as provided in Section 11 of this Lease shall be without cost or charge of any kind or nature to the Landlord; the Tenant shall pay its pro rata share of all impositions, taxes (per Paragraph 10), real estate taxes (per Paragraph 10), liens, operating charges, maintenance charges, and expenses of any nature whatsoever in connection with the ownership and operation of the common areas. The Tenant's pro rata share shall be 39.80% of common area expenses. Common area expenses shall not include, nor shall Tenant have any obligation to pay, any of the following: (i) depreciation on real property, interest expense, or rent due pursuant to any underlying ground leases; (ii) the cost to correct any defective design or construction of the Premises or common areas; (iii) the cost to correct or repair damage to the premises or common areas to the extent it is covered by insurance or warranty; (iv) the cost of repairs to common areas or premises required resulting from the negligence of Landlord, its agents or contractors; (v) the cost of management and leasing, unless incurred in a reasonable effort to mitigate damages resulting from Tenant's default, of the Premises or common areas and other buildings within the project, (vi) imposition, taxes, real estate taxes, liens and assessments (covered by separate provisions), (vii) any costs relating to hazardous materials or environmental laws and regulations, except to the extent caused by Tenant's storage, use or disposal of the hazardous material in question, and (viii) any costs for which Landlord has a right of reimbersement from others. Common area expenses shall not include, nor shall Tenant have any obligation to pay capital expenditures made to the common areas or promises except to the extent that Tenant's share thereof during any twelve (12) month period is equitably determined based upon Tenant's usage and amortized over the useful life of the capital item in question.

18. TENANT IMPROVEMENT ALLOWANCE. Landlord agrees to provide a $250,000 tenant improvement allowance for its Existing Space at 455 North Bernardo Avenue. This Allowance shall be for approved improvements as outlined in the attached Tenant Imporovements ("T/I") Exhibit which are competetively bid to at least two licensed general contractors. Tenant shall be responsible for all permits and related items and approvals, at its sole expense, or these costs can be part of the allowance granted herein. All plans, drawings, and specifications are to be in compliance with local, state and federal building and fire codes. Tenant shall have all obligations of supervising and coordinating construction. Progress payments from the allowance shall be paid by Landlord to contractors performing the work within ten (10) days of when each item of the improvements has been substantially completed, and proof of substantial completion, appropriate lien releases, and authorization of payment by Tenant to contractor(s) have been presented to Landlord. Tenant agrees to obtain unconditional lien releases from all contractors and subcontractors and to indemnify Landlord against all claims by contractors or subcontractors and to cure any liens placed by such contracts or subcontractors on the Premises at no cost to the Landlord.

     In addition to the above, Landlord agrees to provide to Tenant a further allowance in the amount of $100,000 for use in the Expansion Space. All conditions and obligations set forth above related to the improvement allowance for the Existing Space shall likewise apply to this allowance.

     Tenant shall have the right, at its discretion, to shift up to 20% of either building improvement allowance to the other building.

     All improvements shall remain at the Premises and shall become a part of the building at the expiration of the term herof. Landlord shall herewith provide the majority partners net worth certification and assumption of payment guarantee in the event Landlord fails or is unable to make payment of tenant improvement allowance.

19. PARKING SPACES. Tenant shall have the right to mark up to ten (10) parking spaces as visitors parking or reserved parking at the front entrance parking area of each building. At Tenant's request Landlord shall identify up to 175 parking spaces which are intended for use by Tenant and shall institute procedures to prevent unauthorized vehicles from using these spaces. Tenant shall request this parking detail from Landlord only if Tenant's employees and visitors experience difficulty in finding available common area parking spaces near to Tenant's premises.



                             (PAGE 11 NET-NET-NET)

20. APPROVALS. Whenever this Lease requires the approval or consent of either party, such approval or consent shall not be unreasonably withheld or delayed.

21. LIEN WAIVER. Landlord, within ten (10) days after demand from Tenant, shall execute and deliver any document required by any supplier, lessor, or lender in connection with the installation in the Premises of Tenant's personal property or Tenant's trade fixtures in which Landlord waives any rights it may have or acquire with respect to that property, if the supplier, lessor, or lender agrees in writing that:

     (a) It will remove that property from the Promises before the expiration of the term, or its sooner termination, but if it does not remove the property within thirty (30) days it shall have waived any rights it may have had to the property; and,

     (b) It will make whatever repairs and restoration to the Premises that are necessitated by the installation and removal of such property.

22. PRIOR LEASE. The lease dated September 25, 1986, and amended June 14, 1989, between Joint Land Development Company Number Two and TeleSensory Corporation, or its predecessors, remains in full force and effect until December 16, 1992.

23.  HAZARDOUS WASTE AND MATERIALS. [See Lease Addendum #2]

24. BROKERS. The parties hereto acknowledge there were no real estate brokers that represented the parties herein, and that no other commissions are due to any brokers whatsoever, other than the above-named brokers.

25. NOTICES. Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, postage prepaid, addressed at the addresses set forth hereinbelow, but no such mailed demand, notice or declaration shall be deemed effectively given until three (3) days after deposited with the U.S. Mail, postage prepaid, via certified mail with request for return receipt.

     TO LANDLORD AT:
          Joint Land Development Company Number Two
          490 Jarvis Drive
          Morgan Hil1, California 95037

     TO TENANT AT:
          TeleSensory Corporation
          455 North Bernardo Avenue
          Mountain View, California 94043

26.  INSURING PARTY.  The insuring party under this Lease shall be the Landlord.


                               LEASE ADDENDUM 1
                               ----------------


     This Lease Addendum 1 is an addendum to that certain Lease Agreement dated June 26, 1992, by and between Joint Land Development Company Number Two ("Landlord"), and TeleSensory Corporation ("Tenant").

3.1  TERM:

     FOR THE EXISTING SPACE:
     ----------------------
          Five (5) years, commencing December 17, 1992 and expiring December 16, 1997.

     FOR THE EXPANSION SPACE:
     -----------------------
          Immediately (as of execution of the Lease), and expiring December 16, 1997.

                             (PAGE 12 NET-NET-NET)

4.1  RENT:
     -----
     FOR THE EXISTING SPACE:
     ----------------------

          December 17, 1992 - December 16, 1993, $29,046.60 per month
               ($.60 NNN per square foot per month)

          December 17, 1993 - December 16, 1995, $30,498.93 per month
               ($.63 NNN per square foot per month)

          December 17, 1995 - December 16, 1997, $32,435.37 per month
               ($.67 NNN per square foot per month)

     FOR THE EXPANSION SPACE:
     -----------------------

          From substantial completion of tenant improvements, but not later than the 91st day after the signing of the Lease Agreement, for fifteen
          (15) months, $3,957.80 per month
               ($.20 NNN per square foot per month)

          From expiration of the preceding fifteen (15) month term to December 16, 1993, $7,915.60 per month
               ($.40 NNN per square foot per month)

          December 17, 1993 - December 16, 1995, $12,269.18 per month
               ($.62 NNN per square foot per month)

          December 17, 1995 - December 16, 1997, $12,862.85 per month
               ($.65 NNN per square foot per month)

7.1(a) Landlord's Obligation: Landlord shall be responsible for maintaining and
       ---------------------
       repairing the exterior walls, concrete floors (excepting tile, carpet or other floor coverings), roof structure and other structural parts of the building excepting any repairs required due to the acts of Tenant. Tenant shall be responsible for routine maintenance and repair of the premises including the roof, exterior walls, and floor such as repair of leaks in the roof except that Landlord shall be responsible for any painting of the exterior wall surfaces which may be required and any such painting shall not be a common area expense. Tenant will be responsible for all routine maintenance and repair of HVAC units, plumbing and roof unless any "individual repair" shall exceed $1,000, in which event Landlord is responsible for such costs. Notwithstanding the provisions of this Paragraph 7.1(a), Landlord agrees that in regard to the roof on the Expansion Space, Landlord will, at Landlord's election and sole expense either (i) replace such roof within ninety (90) days after the date of this Lease in a manner reasonably satisfactory to Tenant, or (ii) resurface and reseal such roof during such 90-day period using Tenant's roofing contractor to perform such work in a manner reasonably satistactory to Tenant, or (iii) indemnify, defend and hold harmless Tenant against all losses, costs, claims and damages arising from or relating in any manner to such roof (including, without limitation, damage to Tenant's equipment and inventory resulting from water leaks). The indemnity provided in c1ause (iii) of the foregoing sentence shall be effective as of the date of this Lease and shall remain in full force and effect until Landlord has completed the replacement or resurfacing of such roof in accordance with the foregoing clause (i) or clause (ii). Landlord shall make its election regarding such roof by giving written notice therof to Tenant within forty-five (45) days after the date of this Lease. Failure to make such written election will result in Landlord's being deemed to have elected option (i). If Landlord elects either to resurface such roof or to continue to indemnify Tenant in accordance with clause (ii) or clause (iii), Landlord shall nonetheless promptly replace such roof if, in the reasonable opinion of a qualified roofing consultant, such roof is no longer in serviceable or reparable condition at any time during the term of this Lease.

7.4(c) Trade Fixtures: It is agreed between the parties hereto that the term
       --------------
       "trade
       fixtures" also includes the Tenant's computer installation, including special purpose raised computer room floor and computer room air conditioning installed by Tenant, a telephone system installed by Tenant, and air compressors and electrical generators installed by Tenant.

9.1(a) LANDLORD'S OBLIGATION TO REBUILD: If, during the term of this Lease,
       --------------------------------
       including any extension hereof, the Premises shall be destroyed or damaged, or partially destroyed or damaged, to such a limited extent that the repair of such destruction or damage and the restoration of the Premises can be accomplished, with reasonable diligence within ninety
       (90) calendar days after such destruction or damage, Landlord shall promptly repair such destruction or damage and cause the Premises to be


                             (PAGE 13 NET-NET-NET)
       restored to their condition prior to the event causing the destruction or damage. If, during the term of this Lease, including any extension hereof, the Premises shall be destroyed or damaged, or partially destroyed or damaged, to such an extent that the repair of such destruction or damage and the restoration of said premises cannot be accomplished with reasonable diligence, within ninety (90) calendar days after such destruction or damage, then Landlord shall promptly notify Tenant in writing of such fact, and Tenant shall have the right, during a period of thirty (30) calendar days following such notification, to terminate this Lease by written notice to Landlord, declaring this Lease to be terminated upon receipt of such notice. Unless such notice of immediate termination shall be given within such period, Landlord shall repair and restore the Premises as provided above and this Lease shall continue in full force and effect.

9.1(b) RENT ABATEMENT: In the event the Premises are destroyed or damaged, or
       --------------
       are partially destroyed or damaged, the rent per month shall be equitably reduced on the basis of the area that Tenant is unable to use or occupy as a result thereof and the length of time said area cannot be so used or occupied. If this Lease shall be terminated as provided in this Article, Landlord shall refund to Tenant all sums received by Landlord as rent or deposit under this Lease in excess of rent due, through the date of such termination, with rent due for any part of a month to be determined by prorating rent due for a full month on a daily basis.

10.5   TAXES: In the event of a transfer of Landlord interest in the Premises,
       -----
       Tenant shall in no event be responsible at any time thereafter for any resulting increase in real property taxes in excess of 10% of the amount paid by Tenant for real property taxes in the year immediately preceding such transfer.

12.    UTILITIES: Tenant shall pay the entire cost of separately metered gas,
       ---------
       electricity and telephone service to the Premises. Tenant shall pay a pro rata portion of 39.80% of the cost of common area electricity, domestic sewer and water service, landscape water service, fire sprinkler alarm monitoring and service.

       Tenant shall pay the actual cost of refuse disposal service required by Tenant. Tenant is responsible for arranging refuse service with the Mountain View refuse disposal company. Tenant, at Tenant's sole option, may contract for the monitoring and maintenance of the perimeter security alarm system installed in the Premises and owned by Honeywell Protective Services, Inc. If the Tenant elects to use the perimeter alarm system, Tenant shall pay all the costs of monitoring and maintaining said system.

                                      LANDLORD

Dated: July 15, 1992                  Joint Land Development Company Number Two,
                                      a California general partnership

                                      By:  /s/ Peter Lacy
                                      Its:  Partner

                                      By:  /s/ Duane E. Dunwoodie
                                      Its:   Partner

                                      By:  /s/ William E. Jarvis
                                      Its:   Partner

                                      TENANT

Dated: ___________________            TeleSensory Corporation, a California
                                      corporation

                                      By: /s/ William Schwarz
                                      Its: EVP - CFO

                              PAGE 14 NET-NET-NET)

                               LEASE ADDENDUM 2
                               -----------------

     THIS LEASE ADDENDUM 2 ("Second Addendum") is dated for reference purposes as of June 26, 1992, and in made between Joint Land Development Company
Number Two ("Landlord") and TeleSensory Corporation ("Tenant") to be a part of that certain Industrial Lease - Net-Net-Net and Lease Addendum I of even date herewith between Landlord and Tenant (referred to herein collectively as the "Lease Form") concerning approximately 48,411 square feet of space located at 455 North Bernardo Avenue and approximately 19,789 square feet of additional space located at 465 North Bernardo Avenue, both of which are situated in the Middlefield-Bernardo Park (the "Project") located in the City of Mountain View, California. Landlord and Tenant agree that the Lease Form is modified and supplemented by this Second Addendum.

          1.   REPAIRS AND MAINTENANCE: Notwithstanding anything to the contrary
               -----------------------
               in the Lease Form:

          A. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement
(i) necessitated by the acts or omissions of Landlord or any other occupant of the Project, or their respective agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of law, (iv) for which Landlord has a right of reimbursement from others, (v) which would be treated as a "capital expenditure" under generally accepted accounting principles, and (vi) to any portion of the Project outside the demising walls of the Premises. Tenant's obligation, if any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease.

          B. If any of Tenant's obligations under the Lease (as modified by this Second Addendum) would require Tenant to pay all or any portion of any charge which could be treated as a capital improvement under generally accepted accounting principles, then Tenant shall pay its share of such expense as follows:

               1. The cost of such improvement shall be amortized over the useful life of the improvement (as reasonably determined by Landlord) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs and shall also provide Tenant with the information upon which such determination is made.

               2. Tenant shall pay its proportionate share (based on the percentage of the Project leased by Tenant or other equitable basis) of such amortization payment for each month after such improvement is completed until the first to occur of (i) the expiration of the Lease term or (ii) the and of the term over which such costs were amortized, which amount shall be due at the same time that base monthly rent is due.

               3. Tenant shall not be required to pay any costs of the improvements covered by the allowance described in Paragraph 18 of the Lease Form, except to the extent that such costs are already incorporated indirectly into the rental amounts described in Paragraph 4.1 to Lease Addendum 1 of the Lease Form.

     2.   INDEMNITY: Notwithstanding anything to the contrary in the Lease Form:
          ---------

          A.   NEGLIGENCE OR MISCONDUCT: Tenant shall neither release Landlord
               ------------------------
from, nor indemnify Landlord with respect to: (i) the negligence or willful misconduct of Landlord, the other occupants of the Project, or their respective agents, employees, contractors or invitees; or (ii) a breach of Landlord's obligations or representations under this Lease.

          B.   LANDLORD'S INDEMNIFICATION: Landlord shall-indemnify, defend,
               --------------------------
protect and hold harmless Tenant from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its employees agents, contractors or invitee, or the breach of Landlord's obligations or representations under this Lease.

     3.   HAZARDOUS MATERIALS:
          -------------------

          A.   TENANT INDEMNITY: Tenant shall indemnify, defend with counsel
               ----------------
reasonably acceptable to Landlord, protect, and hold harmless Landlord, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns (collectively the "Landlord Indemnities") from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature ("Claims"), to the extent caused by the release, disposal, discharge or emission of Hazardous Materials on or about the Premises during the term of this Lease by Tenant or Tenant's employees or agents. Notwithstanding anything to the contrary in the Lease Form, Tenant shall have no other liability, responsibility or duty to reimburse Landlord with respect to any Hazardous Material on or about the Premises, or the soil, improvements, groundwater or surface water thereof.

          B.   LANDLORD INDEMNITY: Landlord shall indemnify, defend with counsel
               ------------------
reasonably acceptable to Tenant, protect, and hold harmless Tenant, its employees, agents, contractors, stockholders, officers, directors, successors, subtenants, personal representatives, and assigns (collectively the "Tenant Indemnities") from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, detoxifications, remediations, removals, and expenses of every type and nature ("Claims"), directly or indirectly arising out of or in connection with any consultants' fees, investigations, Hazardous Material present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Environmental Law relating to any such Hazardous Material, the Premises or the use of the Premises by any person other than Tenant, its agents or employees; except to the extent that any of the foregoing actually results from the release,disposal, discharge, or emission of Hazardous Materials on or about the Premises during the term of this Lease by Tenant or Tenant's employees or agents.

          C.   LANDLORD COVENANT TO COMPLY WITH ENVIRONMENTAL LAWS:
               ---------------------------------------------------
Notwithstanding anything to the contrary in the Lease, within the time permitted by applicable law, Landlord, at its sole cost, shall perform or cause to be performed, any investigation, remediation, removal action, detoxification of the Premises or project, and shall comply with any Environmental Law, relating to any Hazardous Material present at any time on or about the Premises or Project, or the soil, air, improvements, groundwater or surface water thereof, except to the extent that such Hazardous Material is released, discharged or emitted on or about the Project during the term of this Lease by Tenant or Tenant's employees or agents.

          D.   LANDLORD WAIVER: Landlord, for itself and each Landlord
               ---------------
Indemnitee, hereby waives and releases all Claims against Tenant and each Tenant Indemnitee, and all rights to join Tenant or any Tenant Indemnitee in any litigation or proceeding, arising out of or in connection with any matter which is the subject of Landlord's indemnity obligations as set forth in subparagraph 3.B above; including, without limitation, any Claim arising under CERCLA, the California Hazardous Substance Account Act or any other Environmental Law. Tenant, for itself and each Tenant Indemnitee, hereby waives and releases all Claims against Landlord and each Landlord Indemnitee, and all rights to join Landlord or any Landlord Indemnitee in any litigation or proceeding, arising out of or in connection with any matter which is the subject of Tenant's indemnity obligations as set forth in subparagraph 3.A above; including, without limitation, any Claim arising under CERCLA, the California Hazardous Substance Account Act or any other Environmental Law. In this regard, Landlord, for itself and each Landlord Indemnitee, and Tenant, for itself and each Tenant Indemnitee, also waives the benefits of all laws which provide that a waiver of unknown claims is unenforceable or which would otherwise limit the obligations, waivers or releases of the Landlord or Tenant as set forth in this paragraph.

          E.   LANDLORD'S REPRESENTATIONS: To the best knowledge of Landlord:
               --------------------------
(i) no Hazardous Material is present on the Premises or Project or the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the Premises or Project; and (iii) no action, proceeding, or claim is pending or threatened concerning the Premises or Project concerning any Hazardous Material or pursuant to any Environmental Law. Landlord has delivered to Tenant all reports and environmental assessments of the Premises or Project conducted at the request of or otherwise available to Landlord and Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable Law with respect to this transaction.

          F.   DEFINITION OF HAZARDOUS MATERIAL AND ENVIRONMENTAL LAWS: As used
               -------------------------------------------------------
in this paragraph, the term "Hazardous Material" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. As used herein "Environmental Laws" shall mean all local, state, or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties, or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or to the use, handling, transportation, production, disposal, discharge, release, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material.

          G.   EXCLUSIVE PROVISIONS: This paragraph 3 constitutes the entire
               --------------------
agreement of Landlord and Tenant regarding Hazardous Materials and Environmental Laws. No other provision of the Lease shall be deemed to apply thereto.

     4.   COMMON AREAS: Notwithstanding anything to the contrary in the Lease
          ------------
Form, if Landlord is permitted to alter any Common Area of the Premises, such alteration shall not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

     5.   RULES AND REGULATIONS: Notwithstanding anything to the contrary in the
          ---------------------
Lease Form, Tenant shall not be required to comply with any new rule or regulation, unless the same applies non-discriminatorily to all occupants of the Project and does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

     6.   REASONABLE EXPENDITURES: Notwithstanding anything to the contrary in
          -----------------------
the Lease Form, any expenditure by a party permitted or required under the Lease, for which such party in entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives during normal business hours.

     7.   QUIET POSSESSION: Notwithstanding anything to the contrary in the
          ----------------
Lease Form, Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms of this Lease, provided that Tenant pays the rent and performs all of Tenant's covenants and agreement contained in this Lease. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

     8.   LANDLORD'S AUTHORITY TO EXECUTE: Notwithstanding anything to the
          -------------------------------
contrary in the Lease Form, Landlord warrants and represents to Tenant that Landlord has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing its affairs in order to consummate the Lease contemplated hereby. The persons executing this

Lease on behalf of Landlord have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Landlord and on their own behalf.

     9.   LIMITATION ON LIABILITY:
          -----------------------
          Notwithstanding paragraph 16.20 of the Lease Form, the limitation on Landlord's liability provided therein shall not apply, and the partners of Landlord shall be personally liable, to the extent that $10,000,000 exceeds the net worth of the Premises from time to time. In addition, Tenant may take any action permitted under law to recover (a) the proceeds from any loan entered into by Landlord after the date Tenant first filed the action which resulted in Landlord's liability and (b) all distributions if rentals and other cash proceeds from the Premises to Landlord or its partners or shareholders at any date after the filing of Tenant's action. Nothing herein shall prevent Tenant from taking such action as may be permitted under law or in equity to recover any funds so disbursed by Landlord in violation of the provisions of this paragraph.

     10.  OFFSET STATEMENT, RECIPROCAL OBLIGATION: Notwithstanding anything to
          ---------------------------------------
the contrary in the Lease Form, paragraph 16.1 of the Lease Form shall be doomed to impose a reciprocal obligation on Landlord for the benefit of Tenant.

     11.  EFFECT OF ADDENDUM: Each term used herein with initial capital letters
          ------------------
shall have the meaning ascribed to such term in the Lease Form unless specifically otherwise defined herein. In the event of any inconsistency between this Second Addendum and the Lease Form, the terms of this Second Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, this Second Addendum and all riders, exhibits, rules, regulations, covenants, conditions and restrictions referred to in the Lease Form or this Second Addendum.

LANDLORD:                                               TENANT:
- --------                                                ------
JOINT LAND DEVELOPMENT COMPANY                          TELESENSORY CORPORATION
     NUMBER TWO                                         a California corporation
a California general partnership

By:       /s/ Peter Lacy                                By: /s/ W.S. Schwarz
          General Partner
Printed                                                 Printed
Name:            PETER LACY                             Name:  W.S. Schwarz

Date:            7 July 1992                            Title:  CFO- EVP

                                                        Date:  7/6/92

By:       /s/ Duane E. Dunwoodie
                 General Partner
Printed
Name:            DUANE E. DUNWOODIE

Date:            July 8, 1992


By:       /s/ W.E. JARVIS

Printed
Name:            W.E. Jarvis

Date:            July 15, 1992

                                  EXHIBIT "A"


     That property in the City of Mountain View, Santa Clara County, California, described as:


          All of Parcel "A" as shown upon that certain parcel map entitled "Parcel map being a portion of Lots 36 & 37, B.D. Murphy Subdivision, recorded in Book 'I' of Maps Page 61", which Map was filed for record in the Office of the Recorder of the County of Santa Clara on August 12, 1976 in Book 376 of Maps at Page 22.